UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: March 27, 2008
(Date of Earliest Event Reported)
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Osteologix, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	333-112754	32-0104570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Market Street, Suite 2200 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 955-2700

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 27, 2008, Osteologix, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with two investors named therein (the “Investors”) for the sale (the ‘Transaction”) of an aggregate of 2,015,151 units (the “Units”), each Unit consisting of two shares of the Company’s common stock, par value $0.0001 per share, and one common stock purchase warrant with an exercise price equal to $1.32 per share (each, a “Warrant” and collectively, the “Warrants”). The per Unit purchase price is $2.64 for an aggregate purchase price of $5,320,000. The warrants expire on September 30, 2009.

The terms and conditions of the Transaction were approved by a financing committee comprised of three independent directors which was formed by the Company’s Board of Directors in connection with the Transaction. Nordic Biotech Opportunity Fund K/S, an affiliate of Nordic Biotech K/S, the Company’s largest shareholder, has agreed to purchase 1,515,151 Units in the Transaction. An unaffiliated investor has agreed to purchase the other 500,000 Units in the Transaction.

The Company expects the Transaction to close on or about April 17, 2008, subject to satisfaction of certain customary closing conditions. The Purchase Agreement shall terminate on April 27, 2008 if the Transaction has not closed by such date. The offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended (the “Act”), and Regulation D under the Act.

In connection with the Transaction, the Company entered into a registration rights agreement dated as of March 27, 2008, with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission (the “SEC”), no later than 30 days after the closing of the Transaction, a registration statement registering the shares of common stock underlying the Units and the Warrants purchased by the Investor other than Nordic Biotech Opportunity Fund K/S ( “Nordic”) for resale. Nordic has the right at any time after the earlier of (i) six months after the closing date of the Transaction and (ii) 30 days after the date of the effectiveness of the registration statement described above to cause the Company prepare and file a registration statement covering the resale of the shares of common stock underlying the Units and Warrants purchased by Nordic, subject to certain limitations. The Company also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and all legal fees of any selling holder) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing description of the Transaction is only a summary and is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the Form of Warrant, copies of which are filed as exhibits to this Current Report on Form 8-K.

The securities sold and issued in connection with the Purchase Agreement have not been registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 3.02     Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01     Other Events.

On March 31, 2008, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits

10.1      Securities Purchase Agreement dated as of March 27, 2008, by and among Osteologix, Inc., and the purchasers named on the signature page thereto.

10.2      Registration Rights Agreement entered into on March 27, 2008 by and among Osteologix, Inc., and the Holders named therein.

10.3      Form of Warrant.

99.1      Press Release of Osteologix, Inc. dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOLOGIX, INC.

		By:	/s/ Philip J. Young
Philip J. Young
President and Chief Executive Officer

Date:	April 2, 2008